Exhibit 3.1

FRANCISCO V. AGUILARSecretary of StateRUBEN J. RODRIGUEZDeputy Secretary for Southern Nevada2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880Fax (702) 486-2452STATE OF NEVADAOFFICE OF THESECRETARY OF STATEGABRIEL DI CHIARAChief Deputy Secretary of StateDEANNA L. REYNOLDSDeputy Secretary for Commercial Recordings401 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708Fax (775) 684-7141Business Entity - Filing Acknowledgement02/06/2025Work Order Item Number: W2025020600886-4230210Filing Number: 20254651575Filing Type: Amendment After Issuance of StockFiling Date/Time: 2/6/2025 10:44:00 AMFiling Page(s): 4Indexed Entity Information:Entity ID: E0799472006-9 Entity Name: VIVAKOR, INC.Entity Status: Active Expiration Date: NoneCommercial Registered AgentC T CORPORATION SYSTEM**701 S CARSON ST STE 200, Carson City, NV 89701, USAThe attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.Respectfully, Page 1 of 1Commercial RecordingFRANCISCO V. AGUILARSecretary of State2250 Las Vegas Blvd North North Las Vegas, NV 89030401 N. Carson Street Carson City, NV 897011 State of Nevada Way Las Vegas, NV 89

NEVADA STATE BUSINESS LICENSEVIVAKOR, INC.Nevada Business Identification # NV20061383583 Expiration Date: 11/30/2025In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 02/06/2025. Certificate Number: B202502065420741You may verify this certificateonline at https://www.nvsilverflume.gov/home